AGREEMENT OF PURCHASE AND SALE
	OR CONTRIBUTION
	AND ESCROW INSTRUCTIONS


	Between



	WHITTIER-LRP, INC.,
	BFMHRBF NO. II INC.,
	HIGHRIDGE-BFM INVESTMENT PARTNERSHIP, L.P., and
	HIGHRIDGE COMMERCIAL FUND NO. 1, L.P.,
	AS TENANTS-IN-COMMON
	Collectively, Sellers


	and



	ARDEN REALTY LIMITED PARTNERSHIP,
	Purchaser



	Covering



	15111 and 15141 Whittier Boulevard
	Whittier, California






	February 18, 1997


	AGREEMENT OF PURCHASE AND SALE
	OR CONTRIBUTION
	AND ESCROW INSTRUCTIONS



	THIS AGREEMENT OF PURCHASE AND SALE OR CONTRIBUTION AND ESCROW INSTRUCTIONS ("Agreement") is made and entered into this 18th day of February 1997 by and among WHITTIER-LRP, INC., a California corporation ("WLRP"), BFMHRBF NO. II INC., a Delaware corporation ("BFM II"), HIGHRIDGE-BFM INVESTMENT PARTNERSHIP, L.P., a California limited partnership ("Investment"), and HIGHRIDGE COMMERCIAL FUND NO. 1, L.P., a California limited partnership ("Commercial") (WLRP, BFM II, Investment and Commercial are each sometimes hereinafter individually referred to as "Seller" and are sometimes hereinafter collectively referred to as "Sellers"), and ARDEN REALTY LIMITED PARTNERSHIP, a Maryland limited partnership ("Purchaser"), with reference to the following facts:

	A.	As more particularly hereinafter set forth, the Sellers
are, or at "Closing" (as hereinafter defined) will be, as tenants in common, the fee owners of that certain parcel of real property
(the "Real Property") that, for informational purposes only, is improved with (a) five (5)-story Driv-It stucco panel covering over structural steel I-beam frame office building containing approximately 81,749 net rentable square feet, (b) a four (4) story structural pressure bar window system and stucco over structural steel I-beam frame office building containing approximately 53,666 net rentable square feet and other facilities, fixtures, paving and surfacing thereon or associated therewith and a separate three (3) story level post tension and cast-in-place concrete parking structure containing approximately
536 marked spaces and additional surface parking for approximately
268 automobiles (collectively, the "Improvements").  The Real
Property is located at 15111 and 15141 Whittier Boulevard in the City of Whittier, County of Los Angeles, in the State of
California, and is more particularly described in Exhibit "A" attached hereto and forming a part hereof. The undivided ownership interests of the Sellers as tenants in common are, or as of the Closing will be, as set forth in a separate notice ("TIC Interest Notice") to be given by Seller to Buyer prior to the "Approval Date" (as hereinafter defined). The undivided tenancy in common interests contemplated herein are each sometimes hereinafter individually referred to as a "TIC Interest" and all are sometimes hereinafter collectively referred to as the "TIC Interests". As used herein, the term "Percentage Interest" as to each Seller means such Seller's percentage interest as set forth in the TIC Interest Notice.

	B.	Each Seller desires to sell, and Purchaser desires to
purchase, all of the real and personal property owned by each Seller located at or forming part of the Real Property, including, but not limited to, the Improvements, and all appurtenant easements and rights, and the Personal Property (as hereinafter defined) on the terms, covenants and conditions hereinafter set forth.

	NOW, THEREFORE, with reference to the foregoing recitals and in reliance thereon and in consideration of the purchase price hereinbelow set forth, and the other terms, covenants and conditions set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed by each Seller and Purchaser as follows:

	1.	Purchase and Sale; or Contribution. Subject to all of
the terms and conditions of this Agreement and for the consideration set forth, on Closing (as hereinafter defined), each Seller shall convey, or cause to be conveyed, to Purchaser, and Purchaser shall acquire by purchase from each Seller (or Seller's accommodation entity, if any, set forth in Paragraph 16(m) below) or by contribution from each Seller, each Seller's respective TIC Interest in and to all of the following:

		(a)	The Real Property and the Improvements, together
with all easements, hereditaments and appurtenances thereto, subject only to such easements, agreements and exceptions as may have been approved by Purchaser in accordance with Paragraph 4(a) hereof and the tenancies and occupancies that are set forth on Exhibit "B";

		(b)	All of the personal property (the "Personal
Property") located at, attached or appurtenant to, or used in connection with the operation or maintenance of the Real Property and/or the Improvements listed on Exhibit "C" (the "Inventory");

		(c)	All leases to tenants leasing space in the
Improvements (the "Tenant Leases");

		(d)	To the extent assignable, those certain service
and other agreements more particularly described in Exhibit "D" attached hereto and made a part hereof; and

		(e)	All of each Seller's respective TIC Interest in
and to any other right, title and interest of each Seller constituting part and parcel of the Property (as hereinafter defined), including, but not limited to, trade names, logos, easements, licenses, permits, air rights, certificates of occupancy, warranties, rights-of-way, signs, trademarks, telephone listings and numbers, sewer agreements, water line agreements, utility agreements, water rights and oil, gas and mineral rights
(collectively, the "Intangibles") to the extent assignable or transferable. Reference herein to the "Property" shall include all of the real, personal and intangible property described in subparagraphs (a) through (e) hereof.

	2.	Purchase Price; Payment or Contribution.

		2.1	The purchase price (the "Purchase Price") to be
paid by Purchaser to Sellers for the Property, if the transaction is to be a purchase and sale, is the aggregate sum of Fourteen
Million Three Hundred Thousand and No/100 Dollars ($14,300,000.00) allocated to each Seller in accordance with its respective
Percentage Interest, payable as follows:

		(a)	Upon the opening of Escrow (as hereinafter set
forth) Purchaser shall deliver to Escrow Agent (as hereinafter defined) cash in the sum of Fifty Thousand Dollars ($50,000), ("Initial Deposit") which shall be held by Escrow Agent as security for the full performance by Purchaser of its obligations hereunder and on account of the Purchase Price payable at Closing, subject to the following terms and conditions:

				(i)	If Purchaser elects to continue with this
Agreement at the Approval Date (as hereinafter defined), Purchaser shall increase the Initial Deposit by the amount of $50,000 in cash for a total of $100,000 (which sums, together with any interest earned thereon and additions thereto, are herein collectively called the "Deposit") within one business day after the Approval Date;

				(ii)	If Closing occurs, then the Deposit shall be
applied to the Purchase Price;

				(iii)	If Closing does not occur and Sellers shall
be entitled to liquidated damages as provided in Paragraph 10(b)
hereof, the Sellers shall be entitled to the Deposit (each Seller in accordance with its respective Percentage Interest thereof);
and

				(iv)	If the Closing does not occur and Purchaser
shall be entitled to the return of the Deposit as provided in this
Agreement, the same shall be returned to Purchaser.

		(b)	Purchaser shall pay to the Sellers through Escrow
Agent at Closing in immediately available funds an amount equal to the balance of the Purchase Price, plus (or minus) the net amount of all costs, expenses, adjustments and prorations to be credited
(or debited) to Purchaser pursuant to this Agreement (the
"Adjusted Purchase Price").  If Seller fails to forward to
Purchaser a Qualifying Statement provided under 1445 of the Internal Revenue Code and an equivalent Form 590RE provided under the Revenue and Taxation Code of the State of California (to the extent applicable), Escrow Agent shall be entitled to withhold and pay to the Internal Revenue Service and the Franchise Tax Board such withholding required of Purchaser pursuant to Internal
Revenue Code 1445 and equivalent form provided under the Revenue and Taxation Code of the State of California.

		(c)	The Deposit shall be at all times invested by
Escrow Agent in the following investments ("Approved
Investments"):  (i) United States Treasury obligations, (ii)
United States Treasury-backed repurchase agreements issued by a major money center banking institution reasonably acceptable to Seller, (iii) Certificates of Deposit or Money Market Accounts of institutions whose deposits are insured by the FDIC or (iv) such other manner as may be reasonably agreed to by Seller and Purchaser. The Deposit shall be disposed of by Escrow Agent only as provided in this Agreement.

		(d)	All payments required to be made under this
Agreement shall be made in U.S. funds.

		2.2	In lieu of a purchase and sale transaction, each
Seller can elect by written notice delivered to Purchaser prior to the expiration of the Approval Period (as hereinafter defined), to contribute the Property to Purchaser ("Contribution") and to become an additional limited partner in Purchaser at Closing. In that connection, the parties agree that the payments to be made by Purchaser to each Seller so electing a contribution at Closing shall be made and adjusted as follows:

			(i) An amount (the "Loan Payoff Amount") equal to the Percentage Interest of such Seller of the aggregate amount necessary to pay off the existing loan
("Existing Loan") made by Glendale Federal Bank
("Existing Lender") and secured by, among other documents, a first deed of trust covering the Property;
and

			(ii) An amount (the "Contribution Value") equal to the amount by which such Seller's Percentage
Interest in the Adjusted Purchase Price exceeds such Seller's Percentage Interest in the Loan Payoff Amount shall be deemed paid by Seller receiving at Closing limited partnership interests in Purchaser ("OP
Units"), as more particularly set forth herein.

Each OP Unit shall have a value equal to one (1) share of Arden Realty, Inc. common stock ("ARI") as of the date which is three
(3) business day prior to Closing. ARI is listed on the New York Stock Exchange under the Symbol ARI. The OP Units may be exchanged only in accordance with that certain Amendment to Limited Partnership Agreement, in the form attached hereto as Exhibit "K" and by this reference incorporated herein. Except as otherwise set forth herein, the balance of Subparagraphs (a) through (d) above, shall be equally applicable to the Contribution; provided further, however, if any Seller makes the Contribution election as herein provided, the terms and provisions of this Agreement shall be modified mutatis mutandis to effectuate the foregoing (and if requested the parties will enter into a modification agreement in such form as may be reasonably agreed upon to effectuate the same).

	3.	Escrow.

		 (a)	Opening of Escrow. As soon as commercially
reasonable after their complete execution and delivery of this Agreement ("Effective Date") and in any event not later than two business days thereafter, Sellers and Purchaser shall open an escrow (the "Escrow") with Commerce Escrow, 1545 Wilshire Boulevard, Suite 600, Los Angeles, California 90017, Attention:
Mark Minsky ("Escrow Agent"), through which the purchase and sale of the Property shall be consummated. A fully executed copy of this Agreement shall be deposited with Escrow Agent, duly executed by Sellers, Purchaser and Escrow Agent, to serve as Escrow instructions to Escrow Agent, and Escrow Agent shall be and is hereby authorized and instructed to deliver pursuant to the terms of this Agreement the documents and monies to be deposited into the Escrow. Escrow Agent may attach to this Agreement Escrow Agent's standard form escrow agreement, to the extent that the same is consistent with the terms hereof, and are reasonably approved by Sellers and Purchaser. Escrow Agent shall immediately, upon receipt of such duly executed copy of this Agreement, notify Sellers and Purchaser of the opening of Escrow. Should any party fail to open Escrow in accordance with the provisions of this Paragraph 3(a), such failure shall constitute a material breach of this Agreement.

		 (b)	Closing of Escrow. Escrow shall close April 1,
1997, provided the Tenant Estoppels satisfying the requirements of paragraph 8(b) hereof have been received and all other Purchaser's Conditions Precedent to Closing as set forth in Paragraph 8 hereof have been satisfied. The term "Closing" as used herein shall be deemed to be the date upon which the respective Conditions
Precedent to Purchaser's Obligation to Close Escrow (set forth in Paragraph 8 below) and the Conditions Precedent to Sellers'
Obligation to Close Escrow (set forth in Paragraph 9 below) have been satisfied, the Grant Deeds ("Grant Deeds" herein) hereinafter referred to is recorded in the office of the County Recorder of Los Angeles County. If the Closing as provided herein does not occur, this Agreement and the Escrow shall be cancelled and terminated and thereafter neither party shall have any further obligation or liability to the other party, except as expressly set forth in this Agreement.

	4.	Title Matters.

		 (a)	Title Report.

				(i)	Sellers have ordered (and upon receipt shall
cause to be delivered to Purchaser) a CLTA Preliminary Title
Report covering the Real Property and the Improvements, which may state that it is subject to any matter that would be disclosed by a survey (the "Preliminary Title Report"), issued by Orange Coast
Title Company ("Title Company"), together with true copies of all documents evidencing matters of record shown as exceptions to title thereon.  Sellers have delivered to Purchaser a copy of that certain survey of the Property dated December 3, 1993 prepared by
W.R. Lind, Inc. (the "Survey").  If Purchaser shall desire to update such Survey, Purchaser shall cause the same to be so
updated at Purchaser's sole cost and expense before the Approval
Date (and upon receipt shall deliver a copy of the updated Survey to Sellers).  Purchaser shall have the right to object to any exceptions contained in the Preliminary Title Report or the Survey
(or updated Survey) by giving notice to Sellers by the Approval
Date.  Notwithstanding any of the foregoing, Sellers shall at
Closing (but shall not be obligated prior thereto) remove of record (or at Sellers' election provide a credit to Purchaser sufficient to pay off) all tax and mechanic's liens (except only for the liens of the taxes and assessments to be prorated under
Paragraph 12(a)(ii)), at its sole cost and expense.  Unless
Purchaser gives written notice that it disapproves any such
additional exceptions to title matters, stating the exceptions so disapproved, by the Approval Date, Purchaser shall be deemed to have approved said exceptions.  Purchaser's approval of the
Preliminary Title Report shall be without prejudice to Purchaser's right to disapprove additional survey matters or any supplementary reports issued by Title Company or disclosed after the Approval
Date; provided, however, Purchaser's approval shall not be
unreasonably withheld, and, as to survey matters, shall only be applicable if Purchaser shall have obtained an update of the
Survey before the Approval Date.  If for any reason, on or before the Closing Date Sellers do not cause such exceptions to title or survey matters which Purchaser timely disapproves (to the extent
Purchaser is permitted hereunder to so disapprove) to be removed at no cost or expense to Purchaser (Sellers having the right but not the obligation to do so), the obligation of Sellers to sell, and Purchaser to buy, the Property as herein provided shall
terminate (and Sellers and Purchaser shall have no further
obligations in connection herewith).  Purchaser shall have the option to waive the condition precedent set forth in this
paragraph 4(a) by notice to Sellers.  In the event of such waiver, such condition shall be deemed satisfied.  All matters set forth on the Preliminary Title Report, the Survey or any updated Survey obtained by Purchaser which are not timely objected to by
Purchaser shall be permitted exceptions to title and shall
additionally include (i) any title or survey matters objected to by Purchaser, which objections are subsequently waived in writing by Purchaser, and (ii) any title or survey matters objected to by
Purchaser in accordance with the terms and provisions of this
Agreement, which objections are cured to Purchaser's satisfaction,
(iii) real estate taxes and assessments not yet due and payable;
and (iv) the printed exceptions which appear in the standard form
ALTA owner's policy of title insurance (with extended coverage).

				(ii)	If at the date of Closing there are any
liens or encumbrances that Sellers are obligated to pay and dis-charge, Escrow Agent may use any portion of the Purchase Price to satisfy the same (if the same are not bonded-over or otherwise satisfied by title endorsement), provided Sellers shall simultane-ously either deliver to Escrow Agent at Closing title instruments in recordable form sufficient to satisfy such liens and encum-brances of record, together with the cost of recording or filing said instruments.

		 (b)	Title Policy. The Title Policy shall be Chicago
Title Company's ALTA Owner's policy with liability in the amount of the Purchase Price, showing fee title to the Real Property and the Improvements as vested in Purchaser, or in Purchaser's permitted assignee, subject only to the permitted exceptions specified in Paragraph 4(a) above.

	5.	Delivery of Information.

		(a)	As soon as practicable after the date hereof, but
in no event later than five (5) business days after the Effective
Date, except as otherwise set forth, Sellers shall have delivered or shall have caused to be delivered or made available to Purchaser at the Property to Purchaser to the extent they are in Sellers' possession or under its control, the following:

				(i)	Complete copies of all of the Tenant Leases
and all amendments thereto, a schedule of which is attached hereto as Exhibit "B" and forms a part hereof.

				(ii)	The loss history of the Property pertaining
to any property damage or personal injury suffered for which an insurance claim of more than Fifty Thousand Dollars ($50,000) was submitted by Seller at any time after January 1, 1995 to the extent available to Seller;

				(iii)	A set of all plans and specifications and
third-party soil reports, or environmental reports and studies relating to the Property;

				(iv)	All electricity and property tax bills for
the period beginning January 1, 1995 to the extent available to Seller;

				(v)	Statements of income and expense for the
Property for the calendar years 1995, 1996 and current year to date to the extent available to Seller;

				(vi)	All warranties and operating manuals that
Sellers may have from vendors, contractors or servicing agents with respect to the physical condition of the Property or any portion thereof or the equipment located therein; and

				(vii)	Complete copies of all service and other
contracts pertaining to the Property in respect to which Sellers are obligated (the "Service Contracts").

		(b)	Except as expressly provided in this Agreement,
Sellers make no representation or warranty as to the accuracy of the information contained in any of the documents, instruments or agreements to be provided to Purchaser pursuant to this Paragraph
5.

		(c)	Purchaser shall have until 5:00 P.M. on the date
that is thirty (30) days after the Effective Date or the next business day if that date is a Saturday, Sunday or legal holiday
(the "Approval Date") in which to approve or disapprove all matters and things that are subject to Purchaser's rights of review, inspection and approval hereunder. Purchaser's failure either to approve or disapprove said information by the Approval
Date as aforesaid shall be deemed its approval thereof (and its covenant to deliver the additional $50,000 deposit required pursuant to paragraph 2(a)(i) hereof). If Purchaser disapproves any of said information, Purchaser shall notify Seller in writing thereof within the time period specified above whereupon, this Agreement shall terminate, however, notwithstanding the foregoing, if Purchaser disapproves any Service Contract, this Agreement shall not terminate and Sellers shall lawfully terminate such Service Contract not later than thirty (30) days after the Closing, to the extent the same can be so terminated and provided
Purchaser shall pay all cancellation or termination penalties, fees or costs in connection therewith.

	6.	Inspections and Approval by Purchaser.

		(a)	From and after the date hereof, Purchaser and its
agents, employees and contractors shall be afforded full access to the Property during normal business hours and upon forty-eight
(48) hours prior notice for the purpose of making such investigations as Purchaser deems prudent with respect to the physical condition of the Property, including, but not limited to, engineering tests, subject to the rights of tenants in possession.
 Sellers shall reasonably cooperate to assist Purchaser in completing such inspection. However, Purchaser agrees not to contact any of Sellers' tenants without Sellers' prior consent and to hold Sellers harmless from and against any loss, cost, damage, claim or expense suffered by Sellers or the Property and caused by Purchaser's said investigations (the foregoing obligation surviving any termination of this Agreement). In no event shall Purchaser make any intrusive physical testing (environmental, structural or otherwise) at the Property (such as soil borings or the like) without Sellers' prior consent. Purchaser shall promptly restore the Property to its condition immediately prior to such investigations. In addition, Purchaser agrees not to unreasonably interfere with the use and enjoyment of the Property by Sellers, their agents, representatives, employees or any tenants or other occupants. Sellers shall have the right, at their option, to cause a representative of Sellers to be present at all inspections, reviews and examinations conducted hereunder.
 At the request of Sellers, Purchaser shall promptly deliver to Sellers true, accurate and complete copies of any written reports relating to the Property prepared for or on behalf of Purchaser by any third party and, in the event of termination hereunder, shall return all documents and other materials furnished to or on behalf of Purchaser by Sellers hereunder. Purchaser shall keep all information or data received or discovered in connection with any of the inspections, reviews or examinations strictly confidential; provided; however, that Purchaser shall be entitled to disclose such information to Purchaser's attorneys, accountants and prospective debt and equity financing sources who reasonably need to be informed in connection with Purchaser's determinations hereunder (and who shall, in turn, be required to keep such information confidential).

		(b)	From and after the date hereof until Closing,
Purchaser and its agents shall be afforded full opportunity by Sellers during normal business hours and upon forty-eight (48) hours prior notice to examine all operating books and records that relate to the Property, including all specifications and as-built drawings (to the extent they are in Sellers' possession), all building permits, certificates of occupancy, soil reports, engineers' reports and studies, and similar information relating to the Property or its management, operation, maintenance or use, and all warranties and operating manuals that Sellers may have from vendors, contractors or servicing agents with respect to the physical condition of the Property or any portion thereof or the equipment located thereon.

		(c)	Purchaser shall have until the Approval Date in
which to approve or disapprove the matters referred to in subparagraphs (a) and (b) above. Furthermore, Purchaser shall have until the expiration of the Approval Period in which to approve or disapprove of a market and leasing survey of the Property and the surrounding leasing market (including its own economic analysis of the feasibility of the Property for Purchaser's particular use thereof) to be prepared at Purchaser's sole cost and expense. Purchaser's disapproval shall be in writing and shall be delivered to Sellers prior to the Approval
Date. Failure to deliver such written disapproval shall be deemed Purchaser's approval of said matters (and its covenant to deliver the additional $50,000 deposit required pursuant to paragraph
2(a)(i) hereof). Purchaser understands and agrees that if it shall disapprove of any matter or thing subject to its approval pursuant to paragraph 5 and 6 hereof, Sellers shall not on account thereof be obligated to correct the objection or otherwise lower the Purchase Price or grant any credit with respect thereto.

	7.	Operation of Property Pending Closing.

		 (a)	Tenant Leases. Sellers have leased portions of the
Property to various occupancy tenants. From and after the date of execution of this Agreement and until the Closing Date Sellers shall not enter into any new leases or amend, terminate or accept the surrender of any existing tenancies or approve any subleases without the prior written consent of Purchaser (which consent shall not be unreasonably withheld). Concurrently with its execution of this Agreement Seller shall notify Purchaser of any lease agreements that are outstanding for signature by prospective tenants, each of which is hereby deemed approved by Buyer. Any such agreements, if signed, shall be deemed to be signed prior to execution of this Agreement. In requesting such consent, Sellers shall inform Purchaser in writing of the amount, if any, proposed to be required to pay for, or any allowance proposed to be given for, tenant improvement work, any leasing commissions and fees, in connection with such lease and any rent concessions. The failure of Purchaser to respond within five (5) business days after written request for any such approval shall be deemed to constitute approval. Sellers shall not collect in advance any rent or other sum due under any of the Tenant Leases, except for collection of current rents no more than one month in advance.

		 (b)	Leasing Commissions; Tenant Improvements and Rent
Concessions. Purchaser shall be responsible for all leasing commissions, tenant improvement costs and unamortized rent concessions due with respect to leases, extensions, and renewals of leases, and similar events occurring after the date of this Agreement, provided that (i) Purchaser has approved or is deemed to have approved such action or event by Sellers to the extent occurring prior to the Closing Date and (ii) Sellers have delivered to Purchaser copies of the agreements with respect to which any such commissions are payable. Failing such delivery, Sellers shall remain responsible for all of such commissions.

		 (c)	Insurance Policies. Sellers shall keep all of the
insurance policies covering the Property (or substantially equivalent coverage) in full force and effect between the date of this Agreement and Closing (the "Insurance Policies").

		 (d)	Service Contracts. Sellers shall have the right to
renew or replace Service Contracts that expire prior to Closing or to enter into new Service Contracts for emergency purposes if deemed reasonably necessary by Sellers for any term provided that such Service Contracts are terminable by Sellers or its successors in interest upon not more than thirty (30) days' notice to the service provider.

		 (e)	Property Management. Sellers shall maintain the
Property in the same manner as prior hereto pursuant to its normal course of business (such maintenance obligations not including extraordinary capital expenditures or expenditures not incurred in such normal course of business), subject to reasonable wear and tear and further subject to destruction by casualty or other events beyond the reasonable control of Sellers.

	8.	Conditions Precedent to Purchaser's Obligation to Close
Escrow. The obligation of Purchaser to consummate the transactions contemplated hereby is subject to the following conditions, inserted for Purchaser's sole benefit and that may be waived by Purchaser only in writing at its sole option. Said conditions are as follows:

		 (a)	Representations and Warranties True at Closing.
The representations and warranties of Sellers contained in Paragraph 13 of this Agreement shall be true on the date of Closing in all material respects as though such representations and warranties were made on and as of such date.

		 (b)	Delivery of Tenant Estoppels. Sellers shall have
delivered to Purchaser estoppel letters (the "Tenant Estoppels") from tenants representing 85% of the leased area and from all tenants leasing more than 3,500 square feet in the Improvements in substantially the form of Exhibit "E" attached hereto and forming a part hereof, consistent in all material respects with the information to be provided by Sellers hereunder and certifying inter alia to the effect that there are no defaults by landlord under the lease known to tenant thereunder; that such lease is unmodified except as may be set forth therein and in full force and effect; that there are no defenses or offsets against the landlord known to tenant thereunder; and that rental is current and has not been paid more than one month in advance.

		 (c)	Compliance with This Agreement. Sellers shall have
performed and complied within all material respects all agreements and conditions required by this Agreement to be performed or complied with by it on or prior to Closing.

		 (d)	Title Policy. Title Company shall be ready,
willing and able to issue the Title Policy required by Paragraph
4(b).

		 (e)	Change in Condition. Subject to the provisions of
Paragraphs 15(b) and 15(c) hereof, there shall exist no damage, destruction or condemnation of the Property occurring after the date hereof and prior to Closing.

	9.	Conditions Precedent to Sellers' Obligation to Close
Escrow. The obligation of Sellers to consummate the transactions contemplated hereby is subject to the following conditions, inserted for Sellers' sole benefit and that may be waived solely by Sellers only in writing at its sole option. Said conditions are as follows:

		 (a)	Representations and Warranties True at Closing.
The representations and warranties of Purchaser contained in this Agreement, or in any certificate or document signed by Purchaser pursuant to the provisions hereof, shall be true on and as of Closing in all material respects as though such representations and warranties were made on and as of such date.

		 (b)	Delivery of Purchase Price or Contribution Value
and Documents. Purchaser shall have delivered all funds and documents to Escrow Holder required by it hereunder to enable it to close the Escrow.

		 (c)	Compliance with This Agreement. Purchaser shall
have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it on or prior to Closing.

	10.	Remedy of Purchaser and Sellers Upon Default.

		(a)	IF THE TRANSACTION HEREIN PROVIDED SHALL NOT BE
CLOSED BY REASON OF SELLERS' DEFAULT UNDER THIS AGREEMENT AND
PURCHASER SHALL NOT HAVE DEFAULTED UNDER THIS AGREEMENT, THEN THE DEPOSIT SHALL BE RETURNED TO PURCHASER. IN ADDITION, THE PARTIES HERETO, BEFORE ENTERING INTO THIS TRANSACTION, HAVE BEEN CONCERNED
WITH THE FACT THAT SUBSTANTIAL DAMAGES WILL BE SUFFERED BY
PURCHASER IF SELLERS SHOULD WRONGFULLY FAIL TO SELL THE PROPERTY
TO PURCHASER.  SELLERS HAVE STATED THAT THEY WILL NOT PERMIT ANY
ACTION FOR SPECIFIC PERFORMANCE OF THIS AGREEMENT. WITH THE FLUCTUATION IN VALUE OF REAL PROPERTY, THE CURRENT AND HIGHLY UNPREDICTABLE STATE OF THE ECONOMY, THE FLUCTUATING MONEY MARKET
FOR REAL ESTATE LOANS OF ALL TYPES, AND OTHER FACTORS THAT
DIRECTLY AFFECT THE VALUE AND MARKETABILITY OF THE PROPERTY, IT IS REALIZED BY THE PARTIES THAT IT WOULD BE EXTREMELY DIFFICULT AND IMPRACTICABLE, IF NOT IMPOSSIBLE, TO ASCERTAIN WITH ANY DEGREE OF CERTAINTY PRIOR TO SIGNING THIS AGREEMENT THE AMOUNT OF DAMAGES
THAT WOULD BE SUFFERED BY PURCHASER IN THE EVENT OF SELLERS'
WRONGFUL FAILURE TO SELL THE PROPERTY TO PURCHASER. IN ADDITION, PURCHASER DESIRES TO PROVIDE A FINANCIAL DISINCENTIVE FOR ANY SUCH FAILURE BY SELLERS. THE PARTIES, HAVING MADE DILIGENT BUT
UNSUCCESSFUL ATTEMPTS TO ASCERTAIN THE ACTUAL COMPENSATORY DAMAGES PURCHASER WOULD SUFFER IN THE EVENT OF SELLERS' WRONGFUL FAILURE
TO SELL THE PROPERTY TO PURCHASER, HEREBY AGREE THAT THE
REASONABLE ESTIMATE OF SAID DAMAGES IS AN AGGREGATE AMOUNT EQUAL
TO TWO HUNDRED THOUSAND DOLLARS ($200,000) (EACH SELLER IN
ACCORDANCE WITH ITS RESPECTIVE PERCENTAGE INTEREST THEREOF); AND
IN THE EVENT OF SELLERS' WRONGFUL FAILURE TO SELL THE PROPERTY TO PURCHASER, PURCHASER SHALL BE ENTITLED TO SUCH AMOUNT AS FULL LIQUIDATED DAMAGES, AND THAT PAYMENT OR TENDER TO PURCHASER OF
SUCH AMOUNT SHALL TERMINATE ALL OF PURCHASER'S RIGHTS AND REMEDIES
AT LAW OR IN EQUITY AGAINST SELLERS WITH RESPECT TO SUCH FAILURE
TO PERFORM. AS USED HEREIN, SELLERS' WRONGFUL FAILURE TO SELL THE PROPERTY TO PURCHASER SHALL MEAN ITS WILLFUL AND UNWARRANTED
REFUSAL TO DELIVER THE GRANT DEED WITH PURCHASER HAVING COMPLIED
WITH ITS OBLIGATIONS HEREUNDER (EXCEPT FOR ITS OBLIGATION TO FUND
THE BALANCE OF THE PURCHASE PRICE) AND BEING READY, WILLING AND
ABLE TO CLOSE (AND SUCH TERM SHALL NOT APPLY TO ANY OTHER DEFAULT
OR BREACH BY SELLERS HEREUNDER).

		/s/JL /s/LF			/s/ VC
		Sellers'				Purchaser's
		Initials				Initials


		 (b)	Remedy of Sellers. THE PARTIES HERETO, BEFORE
ENTERING INTO THIS TRANSACTION, HAVE BEEN CONCERNED WITH THE FACT THAT SUBSTANTIAL DAMAGES WILL BE SUFFERED BY SELLERS IF PURCHASER SHOULD WRONGFULLY FAIL TO PURCHASE THE PROPERTY. WITH THE FLUCTUATION IN VALUE OF REAL PROPERTY, THE CURRENT AND HIGHLY UNPREDICTABLE STATE OF THE ECONOMY, THE FLUCTUATING MONEY MARKET
FOR REAL ESTATE LOANS OF ALL TYPES, AND OTHER FACTORS THAT
DIRECTLY AFFECT THE VALUE AND MARKETABILITY OF THE PROPERTY, IT IS REALIZED BY THE PARTIES THAT IT WOULD BE EXTREMELY DIFFICULT AND IMPRACTICABLE, IF NOT IMPOSSIBLE, TO ASCERTAIN WITH ANY DEGREE OF CERTAINTY PRIOR TO SIGNING THIS AGREEMENT THE AMOUNT OF DAMAGES
THAT WOULD BE SUFFERED BY SELLERS IN THE EVENT OF PURCHASER'S WRONGFUL FAILURE TO PURCHASE THE PROPERTY. THE PARTIES, HAVING
MADE DILIGENT BUT UNSUCCESSFUL ATTEMPTS TO ASCERTAIN THE ACTUAL COMPENSATORY DAMAGES SELLERS WOULD SUFFER IN THE EVENT OF PUR-CHASER'S WRONGFUL FAILURE TO PURCHASE THE PROPERTY, HEREBY AGREE
THAT THE REASONABLE ESTIMATE OF SAID DAMAGES IS AN AMOUNT EQUAL TO THE DEPOSIT; AND IN THE EVENT OF PURCHASER'S WRONGFUL FAILURE TO PURCHASE THE PROPERTY, SELLERS SHALL BE ENTITLED TO SUCH AMOUNT
(EACH SELLER IN ACCORDANCE WITH ITS RESPECTIVE PERCENTAGE INTEREST THEREOF); AS FULL LIQUIDATED DAMAGES, AND THAT PAYMENT OR TENDER
TO SELLERS BY PURCHASER OF SUCH AMOUNT SHALL TERMINATE ALL OF SELLERS' RIGHTS AND REMEDIES AT LAW OR IN EQUITY AGAINST PURCHASER WITH RESPECT TO SUCH FAILURE TO PERFORM.

		/s/JL /s/LF			/s/ VC
		Sellers'				Purchaser's
		Initials				Initials

		(c)	Notwithstanding anything to the contrary contained
herein, the aggregate liability of Sellers arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Sellers under this Agreement (or any document executed or delivered in connection herewith) shall not exceed the aggregate amount of $400,000.00 (each Seller in accordance with its respective Percentage Interest thereof). Without limitation on the other limitations or remedies contained herein, in the event of any dispute between the parties respecting this Agreement or the transactions herein contemplated, Purchaser hereby waives
(i) any right to record or file a lis pendens or other similar notice of suit, (ii) any right to seek specific performance of this Agreement, and (iii) any right to assert any claim affecting the right of possession or title to the Property. In no event shall this Agreement (or any short form or memorandum thereof) be recorded against or with respect to the Property.

	11.	Closing Procedure.

		(a)	At least one business day prior to the date of
Closing, Purchaser shall have delivered to Escrow Agent counterpart executed originals of the following documents and the following sums of money required to be delivered by Purchaser hereunder:

				(i)	The applicable Purchase Price or the Loan
Payoff Amount (depending upon each Seller's election for a purchase and sale or a Contribution) in the manner set forth in Paragraph 2;

				(ii)	Such funds as may be necessary to comply
with Purchaser's obligations hereunder regarding prorations, costs and expenses; and

				(iii)	A signed counterpart of the Assignment of
Leases, a signed counterpart of the Assignment of Service
Contracts and a signed counterpart of the Amendment to Limited
Partnership Agreement, executed by all required partners if any Seller shall have elected to contribute the Property for OP Units in Purchaser.

		(b)	At least one business day prior to the date of
Closing, each Seller shall have delivered to Escrow Agent counter-part executed originals of the following documents with respect to such Seller's respective TIC Interest:

				(i)	A Grant Deed in the form of Exhibit "F"
attached hereto and forming a part hereof;

				(ii)	A Bill of Sale (the "Bill of Sale") in the
form of Exhibit "G" attached hereto covering the Personal
Property;

				(iii)	An Assignment and Assumption of Leases and
Security Agreements (the "Assignment of Leases") substantially in the form and substance of Exhibit "H" attached hereto and forming a part hereof;

				(iv)	An Assignment and Assumption of Service and
Miscellaneous Rights and Agreements (the "Assignment of Service
Contracts") substantially in the form and substance of Exhibit "I"
attached hereto and forming a part hereof;

				(v)	An original counterpart of the Amendment to
Limited Partnership Agreement if such Seller shall have elected to contribute the Property to Purchaser.

				(vi)	An original counterpart of each of the
Service Contracts, Leases and keys to the Property if in Sellers' possession or under its control;

				(vii)	Notices to each of the tenants and occupants
of the Property of the transfer of the Property to Purchaser;

				(viii)	To the extent they are in Sellers'
possession, a complete set of all plans, specifications and as-built drawings, and all building permits, certificates of occupancy, third-party soil reports, and environmental reports and studies relating to the Improvements;

				(ix)	All warranties and operating manuals that
Sellers may have from vendors, contractors or servicing agents with respect to the physical condition of the Property or any portion thereof or the equipment located thereon; and

				(x)	If the transaction is to be a Contribution,
cash in the sum of the Security Deposits, the net prorations owing to Purchaser and Sellers' share of the costs and expenses of the transaction (it being understood that such Seller may elect to cause all such amounts to be credited to Purchaser and debited against the Purchase Price).

		(c)	Upon delivery of the foregoing sums and documents,
Escrow Agent shall cause Title Company to cause the Grant Deeds to be recorded (by a special recording if necessary) in the Official
Records of Los Angeles County, California, and immediately to issue the Title Policy.

		(d)	Notwithstanding anything to the contrary contained
herein, Purchaser hereby agrees that the Sellers may cause the Property to be direct deeded to Purchaser by any entity holding record title to the Property as of the Closing Date.

	12.  Costs and Prorations.

		 (a)	Prorations. All revenues, income, receivables,
costs, expenses and payables of the Property shall be apportioned equitably between the parties as of Closing on the basis of the actual number of days in a particular month, and with respect to the items enumerated below where a particular manner of apportion-ment is provided, then apportionment of such item shall be made in such manner. The obligation to make apportionments shall survive Closing. Without limitation, the following items shall be so apportioned (with amounts being credited or debited to each Seller, as appropriate, in accordance with its respective
Percentage Interest thereof):

				(i)	Monthly rents and percentage rent and
"passthroughs" of real estate taxes and operating expenses due from occupancy tenants under Tenant Leases, as and when collected.
 If at Closing there are any past due rents or charges owed by occupancy tenants, they shall not be prorated until received;
Purchaser shall include such delinquencies in its normal billing and shall pursue the collection thereof in good faith after the Closing Date (but Purchaser shall not be required to litigate or declare a default in any Tenant Lease). To the extent Purchaser receives amounts on account of Tenant Leases on or after the Closing Date, such payments shall be applied first toward then current rent owed to Purchaser in connection with the applicable
Tenant Lease for which such payments are received, and any excess monies received shall be applied toward the payment of any delinquent rents, with Sellers' share thereof being promptly delivered to Sellers. Purchaser may not waive any delinquent rents nor modify a Tenant Lease so as to reduce or otherwise affect amounts owed thereunder for any period in which Sellers are entitled to receive its share of charges or amounts without first obtaining Seller's written consent. Sellers hereby reserve the right to pursue any remedy against any tenant owing delinquent rents and any other amounts to Sellers. Purchaser shall reasonably cooperate with Sellers in any collection efforts hereunder (but shall not be require to litigate or declare a default in any Lease). With respect to delinquent rents and any other amounts or other rights of any kind respecting tenants who are no longer tenants of the Property as of the Closing Date, Sellers shall retain all rights relating thereto.

				(ii)	Real estate and personal property taxes and
any special assessments, taking into consideration discounts for the earliest permitted payment, based upon the latest previous tax levies.  Such items shall be reapportioned between Sellers and
Purchaser if current tax rates differ from the latest previous tax rates as soon as the same are known.  Sellers agree that to the extent any additional taxes, assessments or levies are imposed, assessed or levied against the Property, or any portion thereof, the Sellers or the Purchaser at any time subsequent to Closing but with reference to any period prior thereto during Sellers'
ownership thereof, Sellers shall promptly pay to Purchaser an amount equal to such additional assessments or levies.  Similarly, if tax refunds become payable for periods during Sellers'
ownership of the Property, such amounts (subject to adjustments for the potential claims of occupancy tenants that paid tax
increases by way of rent escalations to Sellers) shall be promptly paid over to Sellers.  In the event that any assessments on the
Property are payable in installments, then the installment for the current period shall be prorated (with Purchaser assuming the obligation to pay any installment due after the Closing Date).  In no event shall Sellers be charged with or be responsible for any increase in the taxes on the Property resulting from the sale of the Property or from any improvements made or lease entered into on or after the Closing Date.

				(iii)	Transferable annual permits, licenses,
and/or inspection fees, if any, on the basis of the duration of the same;

				(iv)	Security Deposits, plus accrued interest, if
any, payable thereon to tenants, and any other deposits and
prepaid rent, shall be credited (or assigned) to Purchaser;

				(v)	Utility charges levied against Sellers or
the Property, and Purchaser shall transfer all such utility services to its name and account immediately upon Closing;

				(vi)	Service Contracts on the basis of the charge
or premium for the period involved;

				(vii)	Tenant improvements and leasing commissions
in accordance with Paragraphs 7(a) and 7(b).

				(viii)	All other operating expenses incurred
in the management and operation of the Property.

No insurance policies shall be assigned hereunder, and accordingly there shall be no proration of insurance premiums.

		 (b)	Expenses of Closing. The expenses of Closing shall
be paid in the following manner:

				(i)	Sellers shall pay (each Seller in accordance
with its respective Percentage Interest thereof):

					(1)	The cost of the Preliminary Title
Report, that portion of the cost of securing the Title Policy that is attributable to CLTA Owner's coverage;

					(2)	Documentary transfer tax imposed on
the conveyance of title to the Property to Purchaser;

					(3)	One-half of Escrow Agent's Escrow Fee.

				(ii)	Purchaser shall pay:

					(1)	The cost of recording the Grant Deeds;

					(2)	That portion of the cost of the Title
Policy that is not paid by Sellers, including the cost of any endorsements, and the cost of any update to any existing ALTA
Survey; and

					(3)	One half of Escrow Agent's Escrow fee.

All other Closing fees and expenses, including, but not limited to, the parties' legal expenses, accounting and consulting fees, and other incidental expenses in connection with this transaction shall be borne by the party incurring same.

	13.	Representations, Warranties and Covenants of Sellers.

		(a)	Except as specifically set forth in this Paragraph
13(a), the sale of the Property hereunder is and will be made on an "as is" basis, without representations and warranties of any kind or nature, express, implied or otherwise, including but not limited to, any representation or warranty concerning title to the Property, the physical condition of the Property (including, but not limited to, the condition of the soil or the improvements), the environmental condition in of the Property (including, but not limited to, the presence or absence of hazardous substances on or respecting the Property), the compliance of the Property with applicable laws and regulations (including, but not limited to, zoning and building codes or the status of development or use rights respecting the Property), the financial condition of the Property or any other representation or warranty respecting any income, expenses, charges, liens or encumbrances, rights or claims on, affecting or pertaining to the Property or any party thereof.
 Purchaser acknowledges that Purchaser has examined, reviewed and inspected all matters which in Purchaser's judgment bear upon the Property and its value and suitability for Purchaser's purposes.
Except as to matters specifically set forth in this Paragraph
13(a), Purchaser will acquire the Property solely on the basis of its own physical and financial examinations, reviews and inspections and the title insurance protection afforded by the Title Policy. Subject to the foregoing and except as disclosed by Sellers to Purchaser or otherwise discovered by Purchaser prior to the Approval Date or as contained in the materials delivered to Purchaser and identified in Paragraph 5 hereof, Sellers hereby make the following representations, warranties and covenants, each of which is deemed to be material and each of which is stated by Sellers to be true and correct on the date hereof and on the Closing Date (subject to any exceptions disclosed by Sellers in writing) and each of which shall survive the Closing for a period of one (1) year. Except as disclosed in the reports and documents listed on Exhibit "J" attached hereto:

				(i)	Sellers are (or as of the Closing Date will
be) the owners of the Personal Property and have marketable title, free and clear of all liens, claims and security interests
whatsoever, except for matters of record.

				(ii)	Sellers have no knowledge of any:

					(1)	existing latent defects or seismic
conditions concerning the Real Property or materially incorrect income or expense figures in any financial statements prepared by or for Sellers and delivered to Purchaser regarding the Property
(with respect to periods of time occurring prior to the date hereof and, without limitation on the foregoing, Sellers do not make any representation or warranty with respect to any projections);

					(2)	any pending litigation or agreement
not of record materially and adversely affecting the Property and which would be binding upon Purchaser after the Closing;

					(3)	written notice of violations of City,
County, State, Federal, building, zoning, fire or health codes, regulations or ordinances, filed or issued against the Property;

					(4)	Hazardous Substance in existence on or
below the surface of the Real Property or in any building located upon the Real Property, including, without limitation,
contamination of soil, subsoil or ground water, which constitutes a violation of any applicable law, rule or regulation of any government entity having jurisdiction thereof;

					(5)	thing that would suggest any portion
of the Property has ever been used by Sellers or any tenant of any portion of the Property during Sellers' ownership thereof as a waste storage or disposal site or gasoline station.  Without limiting the other provisions of this Agreement, Sellers shall reasonably cooperate with Purchaser's investigation of matters relating to the foregoing provisions of this paragraph and to provide access to and copies of any data and/or documents dealing with potentially Hazardous Substances used at the Property and any disposal practices followed in accordance with, and subject to the provisions of, Paragraph 6 hereof.  Sellers agree that Purchaser may make inquiries of governmental agencies regarding such mat-
ters, without liability for the outcome of such discussions.  For the purposes of this Agreement, "Hazardous Substances" shall mean
(A) substances defined as "hazardous substances" in (i) the
Comprehensive Environmental Response, Compensation and Liability
Act of 1980, as amended (42 U.S. C. '' 9601 et seq.), or (ii) the
Resource Conservation and Recovery Act of 1976 (42 U.S.C. '' 6901
et seq.), together with the regulations enacted pursuant to such acts, and (B) those substances defined as "hazardous wastes" in
' 25117 of the California Health and Safety Code or as "hazardous substances" in ' 25316 of the California Health and Safety Code
together with the regulations enacted pursuant to such statutes.

				(iii)	The Tenant Leases and Service Contracts
entered into by Sellers and, to Sellers' knowledge, the other
Tenant Leases, Service Contracts and any other agreements, matters and things to be submitted to Purchaser by Sellers for approval pursuant to Paragraph 5 above, or otherwise, shall be true, correct and complete copies thereof as of the date of submission thereof, and unless thereafter supplemented by supplements or additions, approved in writing by Purchaser, on or before Closing.
 Notwithstanding anything to the contrary contained herein, Sellers shall have no obligation or liability to Purchaser with respect to any of the foregoing lease matters which shall be confirmed as correct in any tenant estoppel certificate delivered to Purchaser as provided in this Agreement;

				(iv)	The operating financial information prepared
by Sellers and delivered to Purchaser with respect to the Property
(which financial information was prepared on a cash basis of accounting), consisting of Statements of Operations for the
calendar years ended December 31, 1995, December 31, 1996 and for the current calendar year are true and correct in all material respects (provided, however, for the period of time occurring prior to April 1, 1995, such representation shall be limited to
Sellers' knowledge); in this regard Sellers agree to make
available to Purchaser and its accountants, at Purchaser's cost, all accounting records for the calendar years ended December 31,
1995, December 31, 1996 and for the period from January 1, 1997 through the date of Closing, including but not limited to all general ledgers, cash receipts, cancelled checks and any other accounting documents and information reasonably requested to the extent in Seller's possession; and

				(v)	As used in this Agreement, "to Sellers'
knowledge" or other similar knowledge limitations as to Sellers shall mean the actual knowledge of Jack Mahoney, as President, and Rod Oshita, as Asset Manager, both of Summit Commercial
Properties, Inc.

		(b)	Notwithstanding anything contained in Paragraphs
5(a) or 13(a) to the contrary, Sellers are neither responsible nor liable for any representation or warranty, either expressed or implied, guaranty, promise or other information pertaining to the Property or the Improvements made or furnished to Purchaser by any broker representing or purporting to represent Sellers.

	14.	Representations and Warranties of Purchaser.

	Purchaser hereby makes the following representations and warranties, each of which is deemed to be material and each of which is stated by Purchaser to be true and correct on the date hereof:

		(a)	Purchaser has full legal power and authority to
enter into and perform this Agreement in accordance with its terms. This Agreement constitutes the valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as such enforcement may be affected by bankruptcy, insolvency and other laws affecting the rights of creditors generally. The execution, delivery and performance of this Agreement and all documents in connection therewith are not in contravention of or in conflict with any agreement or undertaking to which Purchaser is a party or by which Purchaser may be bound or affected; and

		(b)	The execution and delivery of this Agreement and
the payment and performance by Purchaser of its payments and obligations hereunder require no further action or approval in order to constitute this Agreement as a binding and enforceable obligation of Purchaser, and all such actions have been duly taken by Purchaser.

		(c)	As of the Approval Date and as of the Closing Date
(i) Purchaser has received and reviewed all materials provided to Purchaser by Sellers pursuant to Sections 4 and 5 above
(collectively, the "Due Diligence Materials"), (ii) Purchaser has inspected the Property, (iii) Purchaser has made such investigation of the information contained in the Due Diligence
Materials as it deems appropriate, (iv) Purchaser is satisfied with all aspects of the Property which Purchaser deems material to its purchase thereof, including, without limitation, the condition of title to the Property, the zoning of the Property, the condition and physical aspects of all structures located on the Real Property (including the Improvements) and the presence or absence of Hazardous Substances on the Property, and (v) except as set forth in subparagraph 13(a) and elsewhere in this Agreement, Purchaser is not relying on any representation, written information, data, reports, warranty, or statement of Sellers or their agents concerning the Property or the accuracy or completeness of the Due Diligence Materials, and Purchaser is purchasing the Property in "AS-IS" condition based solely upon Purchaser's own independent inspection, investigation and review, as more particularly, set forth in Paragraph 13(a) hereof.

	15.	General Covenants and Agreements of Purchaser and
Sellers.

		 (a)	Delivery of Possession. Possession of the Property
shall be delivered to Purchaser upon Closing, subject to the rights of tenants in possession.

		 (b)	Damage to or Destruction of Property Prior to
Closing; Risk of Loss. If after the date hereof and prior to Closing the Property shall sustain damage caused by fire or other casualty that is insured and that would cost One Hundred Fifty Thousand Dollars ($150,000) or more to repair or if any uninsured loss or casualty occurs that would cost One Hundred Fifty Thousand Dollars ($150,000) or more to repair, either Sellers or Purchaser may respectively elect to terminate this Agreement by written notice to the other within fifteen days after notice of such event, or at Closing, whichever is earlier. If neither Sellers nor Purchaser so elects to terminate its obligations under this Agreement, or if the loss or casualty would cost less than One Hundred Fifty Thousand Dollars ($150,000) to repair, the Closing shall take place as provided herein and Purchaser shall receive an assignment of Sellers' rights to insurance proceeds with respect to any unrepaired damage (including any rental loss proceeds for periods after the Closing), loss or casualty in question. Sellers shall retain all interest in and to the insurance proceeds that may be payable to Sellers on account of repaired and completed damage, but Sellers shall have no obligation of repair or replacement.

		 (c)	Condemnation of Property Prior to Closing. In the
event that the Property or any part thereof becomes the subject of a condemnation proceeding other than of a minor immaterial nature prior to Closing, Sellers agree to immediately advise Purchaser thereof. In the event of such condemnation, Purchaser shall have the option to (1) take title in accordance with the terms and conditions of this Agreement and negotiate with the said con-demning authority for the condemnation award and receive the benefits thereof without affecting the Purchase Price, or (2) terminate this Agreement and declare its obligations thereunder null and void and of no further effect, in which event all sums theretofore paid to Sellers or to Escrow Agent hereunder shall be returned to Purchaser as set forth herein. Notice of the exercise of such option hereunder shall be in writing, delivered to Sellers at the address set forth in Paragraph 16(g) of this Agreement (or such other address as Sellers may have theretofore designated in writing) at least two days prior to Closing.

		 (d)	Brokers' Commissions. Sellers warrant that Sellers
did not negotiate with respect to the purchase of the Property through any broker, agent, finder, affiliate or other third party other than Cushman & Wakefield ("Broker") or incur any liability, contingent or otherwise, for brokerage or finder's fees or agent's commissions or other like payments in connection with this Agreement, or the transactions contemplated hereby. Sellers agree to pay at Closing to Broker the commission due it in connection with the within transaction in accordance with the provisions of a separate written agreement between Broker and Sellers and hereby agree to indemnify Purchaser against and hold Purchaser harmless from any and all claims, demands, causes of action or damages resulting from any breach of this warranty. Purchaser hereby warrants that Purchaser did not negotiate through any broker, agent, finder, affiliate or other third party other than Broker or incur any liability, contingent or otherwise, for any such brokerage or finder's fees, agent's commissions or other like payments, in connection with this Agreement, and hereby agrees to indemnify Sellers against and hold Sellers harmless from any and all claims, demands, causes of action or damages resulting from any breach of his warranty. This provision shall survive Closing.

		 (e)	Further Assurances Prior to Closing. Sellers and
Purchaser shall, prior to Closing, execute any and all documents and perform any and all acts reasonably necessary, incidental or appropriate to effect the purchase and sale and the transactions contemplated in this Agreement.

		 (f)	Time of Essence. Time shall be of the essence with
respect to the obligations of the parties hereunder.

		 (g)	Assignability.  Purchaser may not assign any of
its rights or duties hereunder without the prior written consent of Sellers (which consent may be given or withheld in Sellers' sole and absolute discretion). Each Seller may assign its rights hereunder in accordance with the provisions of Paragraph 16(m) below.

		 (h)	Waivers, Amendments and Modifications of
Provisions. Waivers, amendments or modifications of any term or condition of this Agreement must be in writing signed by the party against whom such waiver is sought to be enforced. No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach.

		 (i)	Indemnification. Sellers shall indemnify Purchaser
against and hold Purchaser harmless from any and all loss, cost, damage, claim, liability or expense, including court costs and reasonable attorneys' fees, for third party claims arising out of or in connection with any tort committed by Sellers (including any personal injury or property damage or claim of personal injury or property damage of any kind whatsoever, including death, to property or persons, including employees of Sellers) unless caused by Purchaser, resulting from such tort occasioned in or about the Property prior to Closing. Purchaser shall indemnify Sellers against and hold Sellers harmless from any and all loss, damage, claim of damage, liability or expense, including court costs and reasonable attorneys' fees, for third party claims arising out of or in connection with any tort committed by Purchaser (including any personal injury or property damage or claim of personal injury or property damage of any kind whatsoever, including death, to property or persons, including employees of Purchaser) unless caused by Sellers, resulting from such tort occasioned in or about the Property (a) as a result of its investigation of the Property during the Approval Period and (b) on or subsequent to Closing.
These covenants shall survive Closing.

	16.	Miscellaneous Provisions.

		 (a)	Successors and Assigns. Subject to the provisions
hereof, the terms and provisions hereof shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

		 (b)	Meaning of Terms. When necessary herein, all terms
used in the singular shall apply to the plural and vice versa; and all terms used in the masculine shall apply to the neuter and feminine genders.

		 (c)	Entire Agreement. This Agreement is the entire
agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements between the parties hereto with respect thereto. No claim of waiver, modification, consent or acquiescence with respect to any of the provisions of this Agreement shall be made against either party, except on the basis of a written instrument executed by or on behalf of such party.

		 (d)	Governing Law. This Agreement is to be governed by
and construed in accordance with the internal laws of the State of California.

		 (e)	Paragraph Headings. The headings of the several
paragraphs of this Agreement are inserted solely for convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

		 (f)	Attorneys' Fees. If either Sellers or Purchaser
shall obtain legal counsel and bring an action or proceeding against the other by reason of the breach of any covenant, provision or condition hereof, or otherwise arising out of this Agreement, the unsuccessful party shall pay to the prevailing party reasonable attorneys' fees, which shall be payable whether or not any proceeding is prosecuted to judgment or award. The term "prevailing party" shall include a party who brings an action or proceeding against the other by reason of the other's breach or default and obtains substantially the relief sought by judgment or award.

		 (g)	Notices. All notices, requests and other
communications hereunder shall be in writing and shall be personally delivered or, in the alternative, deposited with (1) the United States Postal Service, Certified Mail with Return Receipt Requested, with postage prepaid or (2) Federal Express or other overnight air freight forwarder for delivery to the following addresses:

	Seller:				c/o Summit Commercial
      						300 Continental Boulevard
      						Suite 565
      						El Segundo, CA 90245
						      Attn:  Jack Mahoney

	With a copy to:			Pircher, Nichols & Meeks
             						1999 Avenue of the Stars
             						Suite 2600
             						Los Angeles, CA 90067
             						Attn: Real Estate Notices (GML)

	Purchaser:				Arden Realty, Inc.
         						9100 Wilshire Boulevard
         						Suite 700 East
         						Beverly Hills, CA 90210
         						Attn:  Ms. Brigitta B. Troy

	With a copy to:			Troy & Gould
             						1801 Century Park East
             						16th Floor
             						Los Angeles, CA 90067
             						Attn:  Kenneth R. Blumer, Esq.

	Escrow Agent:			Commerce Escrow
           						1545 Wilshire Boulevard
           						Suite 600
           						Los Angeles, CA 90017
           						Attn:  Mark Minsky


All notices, requests and other communications shall be deemed given upon deposit with the United States Postal Service or reputable delivery service as provided for herein and shall be deemed received on the date of acknowledgment or other evidence of actual receipt.

		 (h)	Severability. If any provision of this Agreement
or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

		 (i)	Further Assurances on or After Closing. Each party
hereto agrees to do all acts and things and to make, execute and deliver such written instruments as shall be reasonably necessary to carry out the terms and provisions of this Agreement. This covenant of further assurances shall survive Closing.

		 (j)	Other Parties. Nothing in this Agreement shall be
construed as giving any person, firm, corporation or other entity, other than the parties hereto, their successors and permitted assigns, any right, remedy or claim under or with respect to this Agreement or any provision hereof.

		 (k)	Confidentiality. Sellers and Purchaser agree that
it is in both of their best interests to keep this Agreement and all information concerning the Property confidential until Closing. Seller and Purchaser each agrees that neither shall take any action nor conduct itself in any fashion that would disclose to third parties unrelated to Purchaser's acquisition or intended ownership and operation of the Property, any aspect of the contemplated transaction. After Closing, neither party shall make any public announcement of the transaction that has not been approved in advance and in writing by the other party.

		 (l)	Counterparts. This Agreement may be executed in
any number of counterparts, each of which so executed shall be deemed an original; such counterparts shall together constitute but one agreement.

		(m)	Sellers Exchange Rights.  Any Seller may
consummate the sale of its interest in the Property as part of a so-called like kind exchange ("Exchange") pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, provided that
(i) except as hereinafter set forth, all costs, fees and expenses attendant to such Exchange shall be the sole responsibility of such Seller, (ii) the Closing shall not be delayed or affected by reason of such Exchange nor shall the consummation or accomplishment of the Exchange be a condition precedent or condition subsequent to such Seller's obligations under this Agreement, (iii) Purchaser shall not be required to acquire of hold title to any real property other than the Property for purposes of consummating the Exchange, (iv) in the event of any such Exchange, and notwithstanding that in connection with such Exchange record title to the Property may be conveyed by such Seller to an accommodation entity which thereupon conveys title to the Property to Purchaser pursuant to an amendment and assignment ("Assignment") of this Agreement by such Seller to such accommodation entity (which assignment, and amendment of escrow instructions in connection therewith, shall be prepared by such Seller at such Seller's expense and executed by Purchaser when reasonably requested by such Seller, subject to the reasonable approval of the form thereof by Purchaser), all covenants and agreements of such Seller pursuant to this Agreement shall be deemed to be made by such Seller, shall survive any conveyance to an accommodation party, shall continue in favor of and inure to the benefit of Purchaser and shall be enforceable by Purchaser against such Seller, as though the Property had been conveyed directly by such Seller to Purchaser, and (v) the Exchange shall in no way reduce, abridge or modify any of such Seller's obligations or duties or any of Purchaser's rights or remedies hereunder. Purchaser will haven no liability to such Seller in the event the Exchange is not consummated, or in the event such Seller does not achieve the desired tax treatment. Purchaser shall pay its own attorneys' fees in connection with the review of any documents in connection with the Exchange.

		 (n)	Limitation of Liability.  No constituent partner
in or agent of any Seller, nor any advisor, trustee, director, officer, employee, beneficiary, shareholder, participant, representative or agent of any corporation or trust that is or becomes a constituent partner in Seller (including, but not limited to, Summit Commercial Properties, Inc., and the individual(s) specified in Paragraph 13(a)(v) above) shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Purchaser and its successors and assigns and, without limitation, all other persons and entities, shall look solely to each Seller's interests in the Property for the payment of any claim or for any performance, and Purchaser, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability.
Notwithstanding anything to the contrary contained in this Agreement, neither the negative capital account of any constituent partner in any Seller (or in any other constituent partner of any Seller), nor any obligation of any constituent partner in any Seller (or in any other constituent partner of any Seller) to restore a negative capital account or to contribute capital to any Seller (or to any other constituent partner of any Seller), shall at any time be deemed to be the property or an asset of Seller or any such other constituent partner (and neither Purchaser nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account of partner's obligation to restore or contribute).

	IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first hereinabove written.

	Seller:	WHITTIER-LRP, INC.,
       		a California corporation


		By:	/s/ John Long
			Name: John Long
			Title: President

		BFMHRBF NO. II INC.,
		a Delaware corporation,


		By:	/s/ Laurence Fink
			Name: Laurence Fink
			Title: Chairman and CEO

		HIGHRIDGE-BFM INVESTMENT	PARTNERSHIP, L.P.,
		a California limited partnership,

		By:  LAMCO Real Property, Inc.,
			  a California corporation,
			  its General Partner


				By:	/s/ John Long
					Name: John Long
					Title: President

		HIGHRIDGE COMMERCIAL FUND NO. 1, L.P.,
		a California limited partnership,

		By:  LAMCO Real Property, Inc.,
				a California corporation,
				its General Partner


				By:	/s/ John Long
					Name: John Long
					Title: President

	Purchaser:	ARDEN REALTY LIMITED PARTNERSHIP,
		a Maryland limited partnership

		By:		Arden Realty, Inc.,
				a Maryland corporation,
				Its General Partner


			By:/s/ Victor J. Coleman
				 	Victor J. Coleman
			 	 	President



	The undersigned hereby executes this Agreement to evidence its agreement to act as Escrow Holder in accordance with the terms of this Agreement.

AGREED AND ACCEPTED:

Escrow Agent:

COMMERCE ESCROW COMPANY


By/s/ Mark Minsky
  Name:  Mark Minsky
  Title: President